EXHIBIT 23.6
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 27, 1996 on the financial statements of Allegis Health Services, Inc. and Affiliates as of December 31, 1995 and for the year then ended included in Mariner Health Group, Inc's Form 8-K dated July 31, 1996 and to all references to our Firm in this registration statement.


                                                     /s/  Arthur Andersen LLP



Washington D.C.
February 12, 1997